EX-4.1

NORTH LILY MINING COMPANY
RETAINER STOCK PLAN

1.       INTRODUCTION
This plan shall be known as the "North Lily Mining Company Retainer Stock Plan" and is hereinafter referred to as the "Plan". The purposes of the Plan are to enable North Lily Mining Company, a Utah corporation (the "Company"), to promote the interests of the Company and its shareholders by attracting and retaining Directors, Officers, Employees and Consultants capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders, by paying their retainer or fees all or part in the form of shares of the Company's common stock, par value $0.10 (the "Common Stock").

2.       DEFINITIONS
The following  terms shall have the meaning set forth below:

"Anniversary" has the meaning set forth in Section 6.

"Annual Meeting" means the annual meeting of the shareholders of the Company.

The "Board" means the Board of Directors of the Company.

"Change of Control" has the meaning set forth in Section 12 (d).

"The Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations there under. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

The "Committee" means the committee that administers the Plan, as more fully defined in Section 13.

"Common Stock" has the meaning set forth in Section 1.

The "Company" has the meaning set forth in Section 1.

"Deferral Election" has the meaning set forth in Section 6.

"Deferred Stock Account" means a bookkeeping account maintained by the Company for a Participant representing the Participant's interest in the shares credited to such Deferred Stock Account pursuant to Section 7.

"Delivery Date" has the meaning set forth in Section 6.

"Director" means an individual who is a member of the Board of Directors of the Company.

The "Dividend Equivalent" for a given dividend or other distribution means a number of shares of Common Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

The "Effective  Date" has the meaning set forth in Section 3.

The "Exchange Act" has the meaning set forth in Section 13 (b).

The "Fair Market Value" means the mean between the highest and lowest sales prices of the Common Stock on the securities exchange or over the counter market on which the Common Stock is listed on the last trading day prior to the date with respect to which the Fair Market Value is to be determined.

"Participant" has the meaning set forth in Section4.

"Payment Time" means the time when a Stock Retainer is payable to a Participant pursuant to Section 5 (without regard to eth effect of any Deferral Election).

"Stock Retainer" has the meaning set forth in Section 5.



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3.       EFFECTIVE DATE OF THE PLAN
The Plan shall be effective November 20, 2000, pursuant to the unanimous approval of the Board.

4.       ELIGIBILTY
Each individual who is a Director, Officer, Employee or Consultant on the Effective Date and each individual who becomes such thereafter during the term of the Plan, shall be a participant ("Participant") in the Plan, in each case during such period as such individual remains a Director, Officer, Employee or Consultant of the Company or any of its subsidiaries. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

5.       GRANTS OF SHARES
Commencing on the Effective Date, the amount of compensation for service to Directors, Officers, Employees or Consultants shall, upon written approval by the parties and the Company, become at least partially payable in shares of Common Stock (the "Stock Retainer") pursuant to this Plan.

6.       DEFERAL ELECTION
From and after the Effective Date, a Participant may make an election (a "Deferral Election") on an annual basis to defer delivery of the Stock Retainer specifying which of the following ways the Stock Retainer is to be delivered:
(a) on the date which is one to three years after the date of the Meeting for which it was originally payable (the "Anniversary"), (b) on the date upon which the Participant ceases to be a Director or Consultant for any reason (the "Departure Date") or (c) in five equal annual installments commencing on the Departure Date (the "Third Anniversary" and the "Departure Date" each being referred to herein as a "Delivery Date"). Such deferral election shall remain in effect for each Subsequent Year unless changed, provided that, any Deferral Election with respect to a particular Year may not be changed less than six months prior to the beginning of such Year and provided, further, that no more than one Deferral Election or change thereof may be made in any year. Any
Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six months prior to the beginning of the Year beginning on the Effective Date, and Deferral Election or revocation thereof must be delivered no later than the close of business on the 30th day prior to the 2000 Meeting.


7.      DEFFERED STOCK ACCOUNTS
The Company shall maintain a Deferred Stock Account for each Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of Common Stock payable pursuant to the Stock Retainer to which the Deferral Election relates. So long as any amounts in such Deferred Stock Account have not been delivered to the Participant under Section 8, each Deferred Stock Account shall be credited as of the payment date for any dividend paid or other distribution made with respect to the Common Stock, with a number of shares of Common Stock equal to (a) the number of shares of Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by (b) the Dividend Equivalent for such dividend or distribution.


8.       DELIVERY OF SHARES
(a) The shares of Common Stock in a Participant's Deferred Stock Account with respect to any Stock Retainer for which a Deferral Election has been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be delivered in accordance with this Section 8 as soon as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to Section 6(c), such shares shall be delivered at one time, provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares. If the Participant has in effect a Deferral Election pursuant to Section 6(c), then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares credited to such Deferred Stock Account), with the first such installment being delivered on the first anniversary of the Delivery Date,




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     provided that, if in order to equalize such installments, fractional shares that would have to be delivered with such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing; provided that, if the Participant dies with a Deferral Election pursuant to Section 6(c) in effect, the
     Committee   shall   deliver  all  remaining   undelivered   shares  to  the
     Participant's estate immediately. References to a Participant in the Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate. (b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, the "Trust") to assist it in accumulating the shares of Common Stock
     needed  to  fulfill  its   obligations   under  this  Section  8.  However,
     Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Section 8.


9.   SHARE CERTIFICATES; VOTING AND OTHER RIGHTS
     The certificate for shares delivered to a Participant pursuant to Section 8 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.


10.  GENERAL RESTRICTIONS
     (a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all the following conditions:
     (i) Listing or approval for listing upon official notice of issuance of such shares on such securities exchange as may at the time be a market for the Common Stock;
     (ii) Any registration or other qualification of such shares under any state of federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, upon the advice of counsel, deem necessary or advisable; and (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable. (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

11.  SHARES AVAILABLE.
     Subject to Section 12 below, the maximum number of shares of Common Stock which may in the aggregate be paid as Stock Retainers pursuant to the Plan, is 2,000,000. Shares of Common Stock issuable under the Plan may be authorized and unissued shares of the Company or may be taken from treasury shares of the Company or purchased on the open market.


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12.  ADJUSTMENTS. CHANGE OF CONTROL
     (a) In the event that there is, at any time after the Board adopts the Plan, any change in corporate capitalization, such as stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, or recapitalization, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other extraordinary distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a "Transaction"), in each case other than any such Transaction which constitutes a Change of Control (as defined below), (i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other property which would have been received by a holder or the number of shares of Common Stock held in such deferred Stock Account had such shares of Common Stock been outstanding as of the effectiveness of any such Transaction, (ii) the number and kind of shares or other property subject to the plan shall likewise be appropriately adjusted to reflect the effectiveness of any such Transaction and (iii) the Committee shall appropriately adjust any other relevant provisions of the plan and any such modification by the Committee shall be binding and conclusive on all persons.
     (b) If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to Section 12(a) into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes.
     (c) In lieu of the adjustment contemplated by Section 12(a), in the event of a Change of Control, the following shall occur on the date of the Change of Control, (i) the shares of Common Stock held in each Participant's Deferred Stock Account shall be deemed to be issued and outstanding as of the Change of Control; (ii) the Company shall forthwith deliver to each Participant who has a Deferred Stock Account all of the shares of Common Stock or any other property held in such Participant's Deferred Stock Account; and (iii) the Plan shall be terminated.
     (d) For purposes of this Plan, Change of Control shall mean any of the following events:
     (i) The acquisitions by any individual, entity of group (within the meaning of Section13 (d) (3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either
     (a) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or
     (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities), provided, however, that the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of paragraph (iii) of this Section 12(d) are satisfied; or


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     (ii)individuals  who,  as of the  date  hereof,  constitute  the  Board  of
     Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at lest a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of a least a majority of the directors them comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, by excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations or proxies or comments by or on behalf of a Person other than the Board; or
     (iii) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, unless, following such, reorganization, merger, binding share exchange or consolidation
     (a) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
     (b) no person (excluding the Company, and employee benefit plan (or related
     trust)  of  the   Company   or  such   corporation   resulting   from  such
     reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
     (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding shares exchange or consolidation were member s of the Incumbent Board at the time
     of  the   execution   of  the   initial   agreement   providing   for  such
     reorganization, merger, binding shares exchange or consolidation; or (iv) Approval by the shareholders of the Company of (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals an entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case my be, (y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and person beneficially owns, directly of indirectly, 20% or more of,
     respectively,   the  then  outstanding  shares  of  common  stock  of  such corporation and the combined voting power of the then outstanding voting securities of such corporation were members or the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.


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13.  ADMINISTRATION; AMENDMENT AND TERMINATION
     (a) The Plan shall be administered by a committee consisting of the Board ("Committee") or by a committee of the Board, consisting of at least two Directors elected by the Board who shall be Non-Employee Directors, as defined in Rule 16b-3 under the Exchange Act. The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. (b) The Board may from time to time make such amendments to the Plan, including to preserve or come within any exemption for liability under Section 16(b) of the Securities Exchange Act 1934, as amended (the "Exchange Act") as it may deem proper and in the best interest of the Company without any further approval from the Company's shareholders, provided that, to the extent required under Utah law or to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be adopted without further approval of the Company's stockholders and, provided, further, that if and to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be made more than once in any six-month period other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the regulations there under. (c) The Board may terminate the Plan at any time by a vote of a majority of the members thereof.

14.  MISCELLANEOUS
     (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate a Director for reelections by the Company's shareholder or to limit the rights of the shareholders to remove any Director. (b) The Company shall have the right to require, prior to the issuance or make arrangements satisfactory to the Committee for the withholding of any taxes required by the law to be withheld with respect to the issuance or delivery of such shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by cash payment to the Company by the Participant.

15.  GOVERNING LAW
     The Plan and all actions taken there under shall be governed by and construed in accordance with the laws of the State of Utah.


     Steve Flechner, President
     North Lily Mining Company
     November 20, 2000